Rule 424(b)(2)
                                                     Registration No. 333-75723


PRICING SUPPLEMENT NO. 40 dated February 2, 2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series F
                          Due Nine Months or More From the Date of Issue
                                     (Fixed Rate Coupon)

Cusip No.:                      52517PRQ6

Principal Amount:               $20,000,000.00

Net Proceeds:                   $19,930,000.00

Price to Public:                100.0%

Agent's Commission:             .350%

Original Issue Date:            02/15/01

Interest:                       Fixed at 6.800%

Interest Payment Dates:         Monthly on the 5th, commencing on 03/05/01,
                                subject to modified business day convention.

Call Option:                    The issuer has the right to call the issue
                                every 1 month at par on or after February
                                15, 2004.  Call notice is 30 calendar days.

Maturity Date:                  02/15/16

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/Thomas O'Sullivan
Name: Thomas O'Sullivan
Title: Authorized Signatory